Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Inogen, Inc.

Goleta, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-194016) of Inogen, Inc. (Company) of our report dated March 31, 2014, relating to the financial statements and financial statement schedule, appearing in the Company’s Annual Report on Form 10-K, for the year ended December 31, 2013.

/s/ Macias Gini & O’Connell LLP

Los Angeles, California

March 31, 2014

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